UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2023

 UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

 Virginia

(State or Other Jurisdiction of Incorporation)

001-00652	54-0414210
(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue,	Richmond,	Virginia	23235
(Address of Principal Executive Offices)			(Zip code)

(804) 359-9311

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Universal Corporation 2023 Stock Incentive Plan

Universal Corporation (the “Company”) held its annual meeting of shareholders (the “2023 Annual Meeting”) on August 1, 2023. At the 2023 Annual Meeting, five proposals were submitted to the Company’s shareholders, including a proposal to approve the Universal Corporation 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”). The 2023 Stock Incentive Plan was adopted by the Board of Directors of the Company (the “Board”), subject to shareholder approval, on April 18, 2023. The 2023 Stock Incentive Plan became effective upon shareholder approval on August 1, 2023.

The 2023 Plan replaces the Universal Corporation 2017 Stock Incentive Plan (the “2017 Plan”). No further awards will be granted under the 2017 Plan after August 1, 2023, but outstanding awards granted under the 2017 Plan remain outstanding in accordance with their terms.

The purposes of the 2023 Plan include attracting, rewarding, and retaining officers, employees, and non-employee directors and focusing such persons on the continued success, long-term growth, and profitability of the Company. The 2023 Plan allows the promotion of greater ownership by officers, non-employee directors, and employees in order to align their interests more closely with the interests of the Company’s shareholders.

The 2023 Plan authorizes the granting of stock options, stock appreciation rights, stock awards, stock units, and incentive awards. Incentive awards may be settled in cash, shares of common stock, the grant of stock units, or a combination of the three, and performance share units are one type of stock-based incentive award. Employees of the Company and certain subsidiaries and non-employee members of the Board or the board of directors of certain subsidiaries may be selected by the Compensation Committee of the Board (the “Committee”) to receive awards under the 2023 Plan. The 2023 Plan will be administered by the Committee. The Committee has the authority to select participants and grant awards on terms the Committee considers appropriate, subject to the provisions of the 2023 Plan. The Committee also has the authority, among other things, to interpret the 2023 Plan, to adopt, amend, and rescind rules and regulations pertaining to the administration of the 2023 Plan, and to make all other determinations necessary or advisable for the administrator of the 2023 Plan.

Subject to the right of the Company’s Board to terminate the 2023 Plan at any time, awards may be granted under the 2023 Plan until August 1, 2033, after which date no further awards may be granted under the 2023 Plan. Awards granted under the 2023 Plan that are outstanding on August 1, 2033 may remain outstanding in accordance with their terms.

Subject to certain adjustments, the maximum number of shares of the Company’s common stock that may be issued under the 2023 Plan is 1,250,000 shares, plus any shares of common stock that are represented by awards granted under the 2017 Plan that are forfeited, cancelled, terminated, or expire without issuance of shares, in whole or in part, on or after August 1, 2023. Shares of common stock that are represented by awards granted under the 2023 Plan that are forfeited, cancelled, terminated, expire without issuance of shares, or are settled in cash will not count against this maximum.

Each award granted under the 2023 Plan shall be subject to any written recoupment or “clawback” policy adopted by the Board. Any such recoupment policy may subject awards (and any amounts paid or realized pursuant to such awards) to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events or wrongful conduct, as required by applicable law and listing standards.

The foregoing description of the 2023 Plan is only a summary and is qualified in its entirety by reference to the more detailed description of the 2023 Plan contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 23, 2023 (the “2023 Proxy Statement”) and to the full text of the 2023 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Universal Corporation 2023 Stock Incentive Plan, effective August 1, 2023
Exhibit 104	Cover Page Interactive Data File: The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
Date: August 3, 2023	By:	/s/ Preston D. Wigner
Preston D. Wigner Vice President, General Counsel, and Secretary